EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form F-1 of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Ltd) of our report dated June 15, 2022, relating to our audits of the financial statements of the Reg Liquors, LLC (D/B/A Wired for Wine) for the years ended December 31, 2020 and 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

July 14, 2022